Northern Empire Bancshares Announces Increasing Earnings and Continued Growth for First Quarter 2006

SANTA ROSA, CA -- 04/21/2006 -- Northern Empire Bancshares (NASDAQ: NREB), the financial bank holding company for Sonoma National Bank, reported consolidated net income of $4,448,000 for the first quarter of 2006, as compared with $4,200,000 for the first quarter of 2005, an increase of 5.9%. Basic earnings per share for the first quarter were $0.41 ($0.39 on a diluted basis), an increase over the $0.39 ($0.37 on a diluted basis) reported for the first quarter of 2005. Annualized return on average assets equaled 1.43%, as compared with 1.53% for the first quarter of 2005, and annualized return on average equity equaled 16.32% for the first quarter of 2006, as compared with 18.27% for the first quarter of 2005.

Deborah Meekins, President and CEO of Northern Empire Bancshares, commented, "We reported increased first quarter earnings, generated by solid loan and deposit growth, strong non-interest income and continued operating efficiencies. While the current interest rate environment is driving a very competitive marketplace, our personalized customer service and real estate expertise continues to be a successful strategy for us."

Net interest income was $11.8 million for the first quarter of 2006, an increase of 5.8% from the $11.2 million reported for the prior year's first quarter. The Company's increased net interest income resulted primarily from a growing portfolio of earning assets. Total earning assets increased $150.6 million, or 13.6% from $1.1 billion at March 31, 2005, to $1.3 billion at March 31, 2006. Funding the Company's growth was 15.1% increase in deposits from $802 million at March 31, 2005, to $923 million at March 31, 2006. Ms. Meekins went on to say that, "Fifteen straight rate increases by the Federal Reserve and the relatively flat yield curve has impacted the banking industry generally, and the strong competition we are experiencing in all lines of business is a challenge. In the face of these market conditions, our branch and loan staff succeeded in growing our loan portfolio, expanding our deposit base and increasing our net interest income. The Contra Costa County de novo branches we opened in 2005 in Walnut Creek and Concord, and the downtown Petaluma de novo branch in Sonoma County, made important contributions to the growth of our company." For the first quarter of 2006, the Company's net interest margin was 3.90%, as compared with 4.19% for the first quarter of 2005.

Other factors contributing to increased earnings in the first quarter of 2006 were the Bank's operating cost controls and continued strong non-interest income. The Company's efficiency ratio increased slightly to 38.63% during the first quarter of 2006, from 36.47% during the first quarter of 2005, still well below the industry average, due to increases in staffing, compensation and benefits, and the three de novo branches opened in 2005. Non-interest income increased $304,000 to $1.1 million compared to $0.8 million for the prior-year quarter, primarily a result of gains on the sale of SBA loans.

Total assets at March 31, 2006 were $1.29 billion, an increase of 13.3% from the $1.14 billion reported in the year ago quarter. Total loans grew 15.9% to $1.15 billion for the current quarter compared to $0.99 billion for the quarter ended March 31, 2005. "Loan prepayment speeds continue to be above levels we experienced several years ago when short term rates were much lower, as borrowers take advantage of longer term, fixed rate loans," Ms. Meekins noted. "Although borrower behavior has been shifting over the past several years, our loan products and loan origination team continue to meet customer needs and find success in building our Company."

Asset quality throughout the industry and at Sonoma National Bank continues to be sound, with historically low levels of problem assets. At March 31, 2006, non-performing assets totaled $687,000, or 0.05% of total assets, compared with $292,000, or 0.03% of total assets at March 31, 2005. The allowance for loan losses was $11.2 million at March 31, 2006, as compared with $9.0 million at March 31, 2005.

The Company remained well capitalized, with a Tier 1 Leverage Capital ratio of 8.87% and a total risk-based capital ratio of 11.84%. Total capital equaled $112.0 million on March 31, 2006, an increase of 19.0% over the $94.1 million reported on March 31, 2005.

The Board of Directors declared a 5% stock dividend on March 28, 2006 to shareholders of record as of May 1, 2006.

About the Company

Northern Empire Bancshares, the financial holding company for Sonoma National Bank, was incorporated in 1982. The Bank specializes in commercial real-estate lending and is a leading SBA lender in the North Bay area; it has eleven branch locations -- eight in Sonoma County, of which three are in-store banking offices, two in Contra Costa and one in Marin County. The Bank also has loan production offices in Sacramento, and Phoenix, Arizona. For more information on Northern Empire Bancshares and Sonoma National Bank, please refer to the Company's Website at www.snbank.com.

Forward-Looking Statements

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.

                        NORTHERN EMPIRE BANCSHARES
                        CONSOLIDATED BALANCE SHEETS

                              March 31,      December 31,     March 31,
                                 2006            2005            2005
                            --------------  --------------  --------------
                              (Unaudited)     (Audited)       (Unaudited)
ASSETS
   Cash and due from banks  $   23,877,000  $   28,936,000  $   23,377,000
   Federal funds sold           39,714,000      30,188,000      98,245,000
                            --------------  --------------  --------------
      Total cash and cash
       equivalents              63,591,000      59,124,000     121,622,000

   Securities available
    for sale                    50,813,000      50,488,000       1,072,000
   Federal Reserve Bank
    stock                          166,000         166,000         254,000
   Federal Home Loan Bank
    stock                       11,869,000      11,731,000      10,994,000

   Total loans and leases    1,154,498,000   1,101,521,000     995,894,000
   Allowance for loan and
    lease losses               (11,249,000)    (10,749,000)     (9,024,000)
                            --------------  --------------  --------------
      Total Loans and
       leases, net           1,143,249,000   1,090,772,000     986,870,000

   Premises and equipment,
    net                          3,149,000       3,292,000       2,702,000
   Bank owned life
    insurance policies           2,806,000       2,783,000       2,691,000
   Accrued interest
    receivable                   5,619,000       5,927,000       4,475,000
   Other assets                  7,915,000       7,451,000       6,792,000
                            --------------  --------------  --------------

      Total assets          $1,289,177,000  $1,231,734,000  $1,137,472,000
                            ==============  ==============  ==============

LIABILITIES AND
 STOCKHOLDERS' EQUITY
   Deposits                 $  923,257,000  $  888,027,000  $  802,477,000
   Federal Home Loan Bank
    advances                   246,368,000     230,379,000     233,904,000
   Accrued expenses and
    other liabilities            7,590,000       6,021,000       6,981,000
                            --------------  --------------  --------------
         Total liabilities   1,177,215,000   1,124,427,000   1,043,362,000
                            --------------  --------------  --------------

SHAREHOLDERS' EQUITY
   Common stock                 60,755,000      60,655,000      47,341,000
   Additional
    paid-in-capital              7,749,000       7,681,000       7,681,000
   Retained earnings            43,520,000      39,072,000      39,105,000
   Accumulated other
    comprehensive income
    (loss)                         (62,000)       (101,000)        (17,000)
                            --------------  --------------  --------------
      Total shareholders'
       equity                  111,962,000     107,307,000      94,110,000
                            --------------  --------------  --------------

      Total liabilities
       and shareholders'
       equity               $1,289,177,000  $1,231,734,000  $1,137,472,000
                            ==============  ==============  ==============

                        NORTHERN EMPIRE BANCSHARES
                      CONSOLIDATED REPORTS OF INCOME

                                                     Three Months Ended
                                                   March 31,    March 31,
                                                      2006         2005
                                                  ------------ ------------
                                                  (Unaudited)   (Unaudited)

INTEREST INCOME
   Loans, including fees                          $ 20,339,000 $ 15,949,000
   Investment securities                               647,000      127,000
   Federal funds sold                                  466,000      579,000
                                                  ------------ ------------
      Total interest income                         21,452,000   16,655,000

INTEREST EXPENSE
   Deposits                                          6,918,000    4,064,000
   Federal Home Loan Bank advances                   2,697,000    1,407,000
                                                  ------------ ------------
      Total interest expense                         9,615,000    5,471,000
                                                  ------------ ------------

      Net interest income                           11,837,000   11,184,000

   Provision for loan and lease losses                 500,000      525,000
                                                  ------------ ------------

      Net interest income after provision
         for loan and lease losses                  11,337,000   10,659,000

NON INTEREST INCOME
   Service charges on deposit accounts                 124,000      128,000
   Net gain on sales of loans                          799,000      512,000
   Other income                                        224,000      203,000
                                                  ------------ ------------
      Total non interest income                      1,147,000      843,000
                                                  ------------ ------------

NON INTEREST EXPENSE
   Salaries and benefits                             3,167,000    2,616,000
   Occupancy                                           506,000      424,000
   Furniture and equipment                             296,000      254,000
   Other expense                                     1,047,000    1,092,000
                                                  ------------ ------------
      Total non interest expense                     5,016,000    4,386,000
                                                  ------------ ------------

      Income before income tax provision             7,468,000    7,116,000

   Income tax provision                              3,020,000    2,916,000
                                                  ------------ ------------

      Net income                                  $  4,448,000 $  4,200,000
                                                  ============ ============

   Basic earnings per share                       $       0.41 $       0.39

   Diluted earnings per share                     $       0.39 $       0.37

   Average shares outstanding *                     10,926,723   10,866,161

   Average diluted shares outstanding *             11,272,468   11,317,201

*  Adjusted for the 5% stock dividend declared on March 28, 2006 and March
22, 2005.

                        NORTHERN EMPIRE BANCSHARES
                    CONSOLIDATED FINANCIAL HIGHLIGHTS
                                (Unaudited)

                                                        First Quarter
                                                  ------------------------
(dollars in thousands except per share data)          2006         2005
                                                  ------------------------
EARNINGS
   Net interest income                            $    11,837  $    11,184
   Provision for loan and lease losses            $       500  $       525
   Noninterest income                             $     1,147  $       843
   Noninterest expense                            $     5,016  $     4,386
   Net income                                     $     4,448  $     4,200
   Basic earnings per share*                      $      0.41  $      0.39
   Diluted earnings per share*                    $      0.39  $      0.37
   Average shares outstanding *                    10,926,723   10,866,161
   Average diluted shares outstanding *            11,272,468   11,317,201

PERFORMANCE RATIOS
   Return on average assets                              1.43%        1.53%
   Return on average common equity                      16.32%       18.27%
   Net interest margin                                   3.90%        4.19%
   Efficiency ratio                                     38.63%       36.47%
   Full-time equivalent employees                         175          157

CAPITAL
   Average equity to average assets                      8.77%        8.40%
   Tier 1 leverage capital ratio                         8.87%        8.47%
   Tier 1 risk-based capital ratio                      10.73%       11.08%
   Total risk-based capital ratio                       11.84%       12.17%
   Book value per share*                          $     10.24  $      9.09

ASSET QUALITY
   Gross loan charge-offs                         $         0  $         0
   Net loan charge-offs                           $         0  $         0
   Net loan charge-offs to average loans                 0.00%        0.00%
   Allowance for loan losses                      $    11,249  $     9,024
   Allowance for losses to total loans                   0.97%        0.91%
   Nonperforming loans                            $       687  $       292
   Other real estate and repossessed assets       $         0  $         0
   Nonperforming assets to total assets                  0.05%        0.03%

END OF PERIOD BALANCES
   Loans                                          $ 1,154,498  $   995,894
   Total earning assets (before allowance)        $ 1,257,060  $ 1,106,459
   Total assets                                   $ 1,289,177  $ 1,137,472
   Deposits                                       $   923,257  $   802,477
   Shareholders' equity                           $   111,962  $    94,110

AVERAGE BALANCES
   Loans                                          $ 1,127,088  $   972,296
   Total earning assets (before allowance)        $ 1,232,466  $ 1,081,289
   Total assets                                   $ 1,259,902  $ 1,110,077
   Deposits                                       $   906,344  $   797,143
   Shareholders' equity                           $   110,544  $    93,252

*  Adjusted for the 5% stock dividend declared on March 28, 2006 and March
22, 2005.

For additional information contact:
Deborah A. Meekins
President & CEO
Northern Empire Bancshares
(707) 579-2265